EXTENSION AND RENEWAL OF CONTRACT AGREEMENT

WHEREAS, Vital Weight Control, Inc., a Texas Corporation, ("Vital") entered into a Bariatric Program Sponsorship Agreement dated March 22, 2006, ("the Contract") by and between Vital and First Street Hospital, a Texas Limited Partnership, ("First Street"); and,

WHEREAS, the Contract was amended by a Letter of Amendment dated February 13, 2008, (the Contract and Letter of Amendment being herein referred to jointly as "the Contract, as Amended"); and,

WHEREAS, Vital terminated for cause the Contract, as Amended, effective January 30, 2009; and,

WHEREAS, the Contract, as Amended was reinstated and amended by a Reinstatement of Contract Agreement dated February 6, 2009, (the Contract as Amended and as reinstated and amended shall henceforth be referred to as "the Reinstated Contract"); and,

WHEREAS, it is the desire of the parties to extend and renew the Reinstated Contract for an additional two years beyond its present expiration date of April 30, 2010, so that the Reinstated Contract shall, pursuant to the terms of this Extension and Renewal of Contract Agreement, expire and terminate on April 30, 2012,

WHEREAS, it is also the desire of the parties to amend Section 5.2 (c) of the Reinstated Contract,

THEREFORE, KNOW ALL MEN BY THESE PRESENTS:

THAT, for Ten Dollars and other good and valuable consideration, Section 5.2 (c) of the Reinstated Contract shall be deleted in its entirety and the Reinstated Contract shall, pursuant to the terms of this Extension and Renewal of Contract Agreement, expire and terminate on April 30, 2012.

Other than as afore stated expressly to the contrary, all of the other terms and provisions of the Reinstated Contract shall remain unchanged and in full force and effect.

Dated 10 day of ~~November~~, 2009. (November struck through and handwritten December appears above the strike through and initialed by DC)

Vital Weight Control, Inc.	First Street Hospital, LP
By First Street Surgical Partners, L.P.,
/s/Diane Crumley	General Partner
/s/Tony Rotondo

Diane Crumley, President	Tony Rotondo,/, CEO